EXHIBIT NO. 1

JOINT FILING AGREEMENT

Nokia Corporation, a public limited liability company incorporated under the laws of the Republic of Finland, and Nokia Siemens Networks B.V., a private limited liability company incorporated under the laws of The Netherlands, each hereby agrees, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, that the Schedule 13G filed herewith, and any amendments thereto, relating to the Common Shares, no par value, of DragonWave Inc. is, and will be, jointly filed on behalf of each such person and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.  In evidence thereof, the undersigned hereby execute this Agreement as of the date set forth below.

Dated: June 11, 2012

Nokia Corporation

By:	/s/ KRISTIAN PULLOLA
	Name:	Kristian Pullola
	Title:	Senior Vice President, Corporate Controller

By:	/s/ RIIKKA TIEAHO
	Name:	Riikka Tieaho
	Title:	Vice President, Corporate Legal

Nokia Siemens Networks B.V.

By:	/s/ PETRI CASTREN
	Name:	Petri Castren
	Title:	Head of Corporate Finance Authorized Signatory

By:	/s/ GERWIN ZOTT
	Name:	Gerwin Zott
	Title:	Head of L&C Business Units Authorized Signatory